Exhibit 3.3

AMENDED AND RESTATED

BY-LAWS

OF

KINETIC CONCEPTS, INC.

ARTICLE I

OFFICES

Section 1.               Principal Office.  The principal office of the Corporation shall be in the City of San Antonio, Texas.

Section 2.               Other Offices.  The Corporation way also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

Section 1.               Time and Place of Meeting.  All meetings of the shareholders shall be held at such time and at such place within or without the State of Texas as shall be determined by the Board of Directors.

Section 2.               Annual Meetings.  The annual meeting of shareholders of the Corporation for the election of directors of the Corporation, and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting.

Section 3.               Special Meetings.  Special meetings of the shareholders may be called at any time by the President or the Board of Directors, and shall be called by the President or Secretary at the request in writing of the holders of not less than fifty percent  (50%) of all the shares issued, outstanding and entitled to vote at the meeting.  Such request shall state the purpose or purposes of the proposed meeting.  Business transacted at special meetings shall be confined to the purposes stated in the notice of the netting.

Section 4.               Notice.  Written or printed notice stating the place, day and hour of any shareholders’ meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President,  Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, to the shareholder at this address as it appears on the stock transfer books of the Corporation.

Section 5.               Record Date.  The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date to be not less than ten (10) nor more than sixty (60) days prior to such meeting or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten (10) nor more than sixty (60) days prior to such meeting.  In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

Section 6.               List of  Shareholders.  The officer or agent of the Corporation having charge of the share transfer records for shares of the Corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation shall be subject to inspection by any such shareholder at any time during the usual business hours.  Such list shall also be produced and kept open at the time and place of  the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meetings of shareholders.

Section 7.               Quorum.  Except as otherwise provided by law or the Articles of Incorporation, the holders of a majority of  the issued and outstanding shares and entitled do vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by the Texas Business Corporation Act (herein called the “Act”).  If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  When any adjourned meeting is reconvened and a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  Once a quorum is constituted, the shareholders present or represented by proxy  a meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal therefrom of such number of shareholders as to leave less than a quorum.

Section 8.               Voting.  When a quorum is present at any meeting, the vote of the holders of a majority of  the shares present or represented by proxy at such meeting and entitled to vote shall be the act of  the shareholders, unless the vote of a different number is required by the Act, the Articles of Incorporation or these By-Laws.

Section 9.               Proxy.  Each shareholder shall at every meeting of the shareholder be entitled to one vote in person or by proxy for each share having voting power held by such shareholder.  Every proxy must be executed in writing by the shareholder or by his duly authorized attorney-in-fact, and shall be filed with the Secretary of the Corporation prior to or at the time of the meeting.  No proxy shall be valid after eleven months from the date of its execution unless otherwise provided therein.  Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

Section 10.             Action by Written Consent.  Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of shareholders.

Section 11.             Meeting by Conference Telephone.  Shareholders may participate in and hold meetings of shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transactions of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE III

DIRECTORS

Section 1.               Numbers of Directors.  The Corporation shall have no less than one and no more than ten directors as may be provided from time to time by a resolution of the Board of Directors or by a vote of the holders of a majority of  shares then entitled to vote in the election of Directors, but no decrease shall have the effect of reducing the term of any incumbent Director.  Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each director shall hold office until his successor is elected and qualified.  Directors need not be shareholders of the Corporation or residence of the State of Texas.  Except as otherwise provided by any agreement between the Corporation and its shareholders, any or all of the Directors may be removed, with or without cause, by the shareholders, at any time, by a vote of the holders of a majority of  the shares then entitled to vote in the election of Directors, provided that notice of  the meeting states that one of the purposes of the meeting is the removal of a director or directors.

Section 2.               Vacancies.  Except as otherwise provided by any agreement between the Corporation and its shareholders, the affirmative vote of the holders of majority of  the shares then entitled to vote in the election of Directors may fill any vacancy occurring in the Board of Directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  Any directorship to be filled by reason of  an increase in the number of directors shall be filled by a vote of the holders of  a majority of the shares then entitled to vote in the election of  Directors at an annual meeting or at a special meeting of shareholders called for that  purpose.  Except as otherwise provided by any agreement between the Corporation and its shareholders, at any annual meeting of shareholders, or any special meaning called for such purpose, any director may be removed from office with or without cause, though his term may not have expired.

Section 3.               General Powers.  The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by the Act, the Articles of  Incorporation or by these By-Laws directed or required to be exercised or  done by the shareholders.

Section 4.               Place of  Meetings.  The directors of the Corporation may hold their meetings both regular and special, either within or without the State of Texas.

Section 5.               Annual Meetings.  The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of the shareholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

Section 6.               Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

Section 7.               Special Meetings.  Special meetings of the Board of Directors may be called by the President on two days’ notice to each director, either personally or by mail or by telegram.  Special meetings shall be called by the President or Secretary in like manner and on the written request of any two directors.

Section 8.               Quorum.  At all meetings of the Board of Directors, the presence of  a majority of  the number of directors fixed by Section 1 of this Article shall be  necessary and sufficient  to constitute a quorum for the transaction of  business, and the affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Act, the Articles of  Incorporation or these By-Laws.  If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.               Executive Committee.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee, to consist of two or more directors, one of whom shall be designated as chairman, who shall preside at all meetings of such Committee.  To the extent provided in the resolution of the Board of Directors,  the Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except where action of  the Board of Directors is required by the Act or by the Articles of Incorporation, and shall have the power to authorize the seal of the  Corporation to be affixed to all papers which may require it.  The executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.  Any member of  the Executive Committee may be removed, for or without cause, by the affirmative vote a majority of the whole Board of Directors. If any vacancy or vacancies occur in the Executive Committee, such vacancy or vacancies shall be filled by the affirmative vote of  a majority of the whole Board of Directors.

Section 10.             Other Committees.  The Board of Directors may,  by resolution passed by a majority of the whole Board, designate other committees, each committee to consist of two or more directors, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. Such committee or committees shall have such name or names as may be designated by the Board of Directors and shall keep regular minutes of  their proceedings and report the same to the Board of Directors when required.

Section 11.             Compensation of Directors.  Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefore.  Members of the Executive Committee may, by resolution of the Board of Directors, be allowed like compensation for attending Executive Committee meetings.

Section 12.             Action by Written Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee designated by the Board of Directors may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the members of the Board of Directors or of such committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

Section 13.             Meetings by Conference Telephone.  Members of the Board of Directors or members of any committee designated by the Board of Directors may participate in and hold a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of  which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meting, except where a person participates in the meeting for the express purpose of objecting to the transactions of any business on the ground that the meeting is not lawfully called or convened.. .

ARTICLE IV

NOTICES

Section 1.               Form of Notice.  Whenever under the provisions of the Act, the Articles or Incorporation or these By-Laws, notice is required to be given to any director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the Corporation.  Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same be thus deposited, postage prepaid; in the United States mail as aforesaid.

Section 2.               Waiver.  Whenever any notice is required to be given to any director or shareholder of the Corporation, under the provisions of the Act, the Articles of  Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.

ARTICLE V

OFFICERS

Section 1.               In General.  The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Secretary and a Treasurer.  The Board of Directors may also, if it chooses to do so, elect a Chairman of the Board, additional Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, all of whom shall also be officers.  Two or more offices may be held by the same person.

Section 2.               Election.  The Board of Directors at its first meeting after such annual meeting of the shareholders shall elect a President and, if it so chooses, may elect a Chairman of the Board, both of  whom shall be members of the Board, but the other officers need to be of the Board.  The Board of Directors may appoint such other officers and agents as it shall deem necessary and may determine the salaries of all officers and agents from time to time.  The officers shall hold office until their successors are chosen and qualified.  Any officer elected or appointed by the Board of Directors may be removed, for or without cause, at any time by a majority vote of  the whole Board. Election or appointment of an officer or agent shall not itself create contract rights.

Section 3.               Chairman.  The Chairman of the Board of Directors, if there be a  Chairman, shall preside at all meetings of the shareholders and the Board of Directors and shall have such other powers as my from time to time be assigned by the Board of Directors.

Section 4.               President.  The President shall preside at all meetings of the shareholders and the Board of Directors, if a Chairman of the Board has not been elected, and shall see that all orders and resolutions of  the Board of Directors are carried into effect.  The President shall execute all contracts requiring a seal and shall also create mortgages, conveyances or other legal instruments in the name of and on behalf of  the Corporation, but this provision shall not prohibit the delegation of such powers by the Board of Directors to some other officer, agent or attorney-in-fact of the Corporation.

Section 5.               Vice Presidents.  The Vice President or, if there be more than one, the Vice Presidents in order of their seniority or in any other order determined by the Board of Directors, shall,  in the absence or disability of  the senior Vice President, perform the duties and exercise the powers of  the Senior Vice President, and shall generally assist the President and Senior Vice Presidents and perform such other duties as the Board of Directors shall prescribe.

Section 6.               Secretary.  The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any other committee of the Board when required.  He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be.  He shall keep in safe custody the seal of the Corporation.

Section 7.               Assistant Secretaries.  Any Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may be prescribed by the Board of Directors or the President.

Section 8.               Treasurer.  The Treasurer shall have the custody of all corporate finds and securities, and shall keep full and accurate accounts of receipts and disbursements of the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the Board or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

Section 9.               Assistant Treasurers.  Any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as may be prescribed by the Board of Directors or the President.

ARTICLE VI

CERTIFICATES OF REPRESENTING SHARES

Section 1.               Form of Certificates.  The Corporation shall deliver certificates representing shares to which shareholders are entitled.  Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued.  Each certificate shall state on the face thereof the holder’s name, the number, class of shares, and the par value of the shares or a statement that the shares are without par value.  They shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof if the Corporation shall then have a seal.  If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation’s officers may be facsimiles.  In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such or certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 2.               Lost Certificates.  The Board of Directors may direct that a new Certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed.  When authorizing the issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost or destroyed, certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give .the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3.               Transfer of Shares.  Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney and, upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4.               Registered Shareholders.  The Corporation shall be entitled to recognize the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VII

GENERAL PROVISIONS

Section 1.               Dividends.  Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Act and of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting.  Dividends may be declared and paid in cash, in property, or in shares of the Corporation, provided that all such declarations and payments of dividends shall be in strict compliance with all applicable laws and the Articles of Incorporation.  The Board of Directors may fix in advance a record date for the purposes of determining shareholders entitled to receive payment of any dividend, such record date to be not more than sixty (60) days prior to the payment of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than fifty (60) days prior to the payment date of such dividend.  In the absence of any action by the Board of

Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

Section 2.               Reserves.  There may be created by resolution of the Board of Directors out of the earned surplus of the Corporation such reserve or reserves as the Board of Directors from time to time, in its discretion deems proper to provide for contingencies or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Board shall deem beneficial to the Corporation, and the Board may modify or abolish any reserve in the same manner in which it was created.

Section 3.               Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4.               Annual Statement.  The Board of Directors shall present at each annual meeting and when called for by vote of the shareholders at any special meeting of the shareholders, a full and clear statement of the business and condition of the Corporation.

Section 5.               Disallowed Payments.  Any payments made to an officer of the Corporation such as a salary, commission, bonus, interest, or rent, or entertainment incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance.  It shall be the duty of the Directors, as a Board, to enforce payment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

ARTICLE VIII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1.               As utilized in this Article, the following terms shall have the followings terms shall have the meanings indicated:

(a)           The term “corporation” includes any domestic or foreign predecessor entity of the corporation in a merger, consolidation or other action in which the liabilities of the predecessor are transferred to the corporation by operation of law and in any other transaction in which the corporation assumes the liabilities of the predecessor, but does not specifically exclude liabilities that are the subject matter of this Article.

(b)           The term “director” means any person who is or was a director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

(c)           The term “expenses” include court costs and attorneys’ fees.

(d)           The term “official capacity” means:  (i) when used with respect to a director, the office of director in the corporation, and (ii) when used with respect to a person other than a director, the elective or appointive office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation, but (iii) in both (i) and (ii) above does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

(e)           The term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding.

Section 2.               The corporation shall indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined, in accordance with Section 6 of this Article that the person (a) conducted himself or herself in good faith; (b) reasonably believed:  (1) in the case of conduct in the official capacity as a director of the corporation, that the conduct was in the corporation’s best interests, and (ii) in all other cases, that the conduct was at least not opposed to the corporation’s best interests; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

Section 3.               A director shall not be indemnified by the corporation as provided in Section 2 of this Article for obligations resulting from a proceeding (a) in which the director is found liable on the basis that a personal benefit was improperly received by the director, whether or not the benefit resulted from an action taken in the person’s official capacity, or (b) in which the person is found liable to the corporation, except to the extent permitted in Section 5 of this Article.

Section 4.               The termination of a proceeding by judgment, order, settlement or conviction or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in Section 2 of this Article.  A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

Section 5.               A person may be indemnified by the corporation as provided in Section 2 of this Article against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually inured by the person in connection with the proceeding; but if the person is found liable to the corporation or is found liable on the basis that a personal benefit was improperly received by the person, the indemnification (a) shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding, and (b) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of the person’s duty to the corporation.

Section 6.               A determination of indemnification under Section 2 of this Article shall be made (a) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding; (b) if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting solely of two (2) or more directors who at the time of the vote are not named defendants or respondents in the proceeding; (c) by special legal counsel selected by the board of directors or a committee thereof by a vote as set forth in subsection (a) or (b) of this Section 6, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or (d) by the shareholders in a vote that excludes the shares held by directors who ate named defendants or respondents in the proceeding.

Section 7.               Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified by subsection (c) of Section 6 of this Article for the selection of special legal counsel.  A provision contained in the articles of incorporation, the bylaw, a resolution of shareholders or directors, or an agreement that makes mandatory the indemnification described in Section 2 of this Article shall be        deemed to constitute authorization of indemnification in the manner required herein, even though such provision may not have been adopted or authorized in the same manner as the determination that indemnification is permissible.

Section 8.               The corporation shall indemnify a director against reasonable expenses incurred by the director in connection with a proceeding in which the director is a named defendant or respondent because the person is or was a director of the director has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

Section 9.               If upon application of a director, a court of competent jurisdiction determines after giving any notice the court considers necessary, that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the requirements set forth in Section 2 of this Article or has been found liable in the circumstances described in Section 3 of this Article, the corporation shall indemnify the director to such further extent as the court shall determine; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding.

Section 10.             Reasonable expenses incurred by a director who was, is or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding and without the defemination [sic] specified in Section 6 of this Article or the authorization or determination specified in Section 7 of this Article, after the corporation receives a written affirmation by the director of a good faith belief that the standard of conduct necessary for indemnification under this Article has been met and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not meet that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited by Section 5 of this Article.  A provision contained in the articles of incorporation, these bylaws, a resolution of the shareholders or directors, or an agreement that makes mandatory the payment or reimbursement permitted under this Section small be deemed to constitute authorization of that payment or reimbursement.

Section 11.             The written undertaking required by Section 10 of this Article shall be an unlimited general obligation of the director, but need not be secured.  It may be accepted without reference to financial ability to make repayment.

Section 12.             Notwithstanding any other provision of this Article, the corporation may pay or reimburse expenses incurred by a director in connection with an appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

Section 13.             An officer of the corporation shall be indemnified by the corporation as and to the same extent provided by Sections 7, 8 and 9 of this Article for a director and is entitled to seek indemnification under those sections to the same extent as a director.  The corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent that is may indemnify and advance expenses to directors under this Article.

Section 14.             The corporation may indemnify and advance expenses to persons who are not or were not officers, employees or agents of the corporation but who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the same extent that it may indemnify and advance expenses to directors under this Article.

Section 15.             The corporation may indemnify and advance expenses to an officer, employee, agent or person identified in Section 14 of this Article and who is not a director to such further extent, consistent with law, as may be provided by the articles of incorporation, these bylaws, general or specific action of the board of directors or contract or as permitted or required by common law.

Section 16.             The corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in such a capacity or arising out of the status as such a person, whether or not the corporation would have the power to indemnify such person against that liability under this Article.  If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the corporation.  Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement, the corporation may, for the benefit of persons indemnified by the corporation (a) create a trust fund, (b) establish any form of self-insurance, (c) secure its indemnity obligations by grant of a security interest or other lien on the assets of the corporation, or (d) establish a letter of credit, guaranty or surety arrangement.  The insurance or other arrangement may be procured, maintained or established within the corporation or with any insurer or other person deemed appropriate by the board of directors, regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the corporation.  In the absence of fraud, the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

Section 17.             Any indemnification of or advance of expenses to a director in accordance with this Article shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next meeting of shareholders or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve (12) month period immediately following the date of the indemnification or advance.

Section 18.             For purposes of this Article, the corporation is deemed to have requested a director to serve an employee benefit plan whenever the performance by the director of the director’s duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan.

Excise taxes, assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed to be fines.  Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director’s duties or for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is nor opposed to the best interests of the corporation.

ARTICLE IX

BY-LAWS

Section 1.               Amendments.  These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the shareholders in accordance with the Articles of Incorporation.

Section 2                When By-Laws Silent.  It is expressly recognized that when the By-Laws are silent as to the manner of performing any corporate function, the provisions of the Act shall control.